SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 18, 2005

BARR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9860	42-1612474

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Chestnut Ridge Road, Woodcliff, NJ	07677

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(201) 930-3300

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement
SIGNATURES
EX-99.1: PRESS RELEASE
EX-99.2: PRESS RELEASE

Item 1.01 – Entry into a Material Definitive Agreement
Today Barr Pharmaceuticals, Inc. announced that its subsidiary, Duramed Pharmaceuticals, Inc., has signed a definitive agreement to acquire FEI Women’s Health, LLC for $281.5 million in a strategic transaction that will expand the Company’s presence into the non-hormone contraceptive product marketplace. At the same time, Barr issued a press release announcing a conference call with investors to discuss the agreement, which was held at 9:00 AM Eastern time this morning. Copies of those two press releases are attached to this current report as Exhibits 99.1 and 99.2 and are incorporated herein by reference.
     A replay of the conference call will be available from 12:30 PM Eastern time on October 18th through 11:59 PM Eastern time October 20th, and can be accessed by dialing (800) 475-6701 in the United States or (320) 365-3844 Internationally and using the access code 799708.
(c)	Exhibits
99.1	Press release issued by Barr Pharmaceuticals, Inc. and FEI, dated October 18, 2005, announcing the entering into a definitive agreement by Duramed Pharmaceuticals, Inc. to acquire FEI Women’s Health, LLC.

99.2	Press release issued by Barr Pharmaceuticals, Inc., dated October 18, 2005, announcing an investor conference call to discuss the agreement with FEI Women’s Health LLC.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARR PHARMACEUTICALS, INC.

Date: October 18, 2005	/s/ William T. McKee

William T. McKee Vice President, Chief Financial Officer, and Treasurer